                                                                   EXHIBIT 10.45


                                LOAN AGREEMENT

                           Dated as of June 29, 1998

                                 by and among

                            SAND HILL CAPITAL, LLC

                                   as lender

                                      and

                   EDUCATIONAL INDUSTRIAL SALES INCORPORATED
                           a California corporation
                             140 East Dana Street
                           Mountain View, CA  94041
                                  as borrower

                       TOTAL CREDIT AMOUNT:  $1,020,000


Maturity Date:  January 15, 1999
Interest Rate:  12 percent
Facility Fee:  $15,000
Warrants:

     Number of shares:  30% Coverage
     Class of stock:  Common
     Initial exercise price:  $27.21 per share


          The terms and information set forth on this cover page are a part of the attached Loan Agreement, dated as of the date first written above (this "Agreement"), entered into by and among Sand Hill Capital, LLC ("Sand Hill") and the borrower ("Borrower") set forth above. The terms and conditions of the Agreement agreed to between Lender and Borrower are as follows:

                                LOAN AGREEMENT

          The undersigned EDUCATIONAL INDUSTRIAL SALES INCORPORATED ("Borrower"), for value received, hereby promises to pay to SAND HILL CAPITAL LLC ("Sand Hill") at such place as Sand Hill may specify, in lawful money of the United States of America, (i) the principal amount of $1,020,000 or, if lower,
(ii) the principal amount of all outstanding advances ("Advances") that Sand Hill makes hereunder, plus interest on the principal amount hereof from time to time outstanding at a rate equal to the rate per annum specified on the cover page. Interest shall be payable on the first day of each month, beginning the month following the date of this Agreement and continuing through the Maturity Date specified on the cover page. The entire principal balance and all accrued interest shall be immediately due and payable on the Maturity Date.


     1.   Advance Requests; Payments. Borrower may request an Advance from time
          --------------------------
to time at any time after Borrower's receipt of not less than $1,000,000 from the sale or issuance of its equity securities after the date hereof on terms reasonably acceptable to Sand Hill (the "Wedbush Transaction"), upon one business day's prior notice to Sand Hill, provided the representations contained in this Agreement are true on such date and Borrower is in compliance with the terms of this Agreement. All Advances made by Sand Hill to Borrower pursuant to this Agreement shall be recorded by Sand Hill on the books and records of Sand Hill. The failure of Sand Hill to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Agreement to pay the principal, interest and other amounts due and payable under this Agreement. Amounts repaid hereunder may be reborrowed through the Maturity Date.

          All payments on this Agreement shall be applied first to fees and expenses, then to interest and then to principal. Any principal or interest payments on this Agreement outstanding after the occurrence and during the continuance of a default under this Agreement shall bear interest at a rate equal to Five Percent above the rate otherwise applicable under this Agreement.


     2.   Secured Agreement. To secure repayment of all obligations evidenced by
          -----------------
this Agreement and performance of all of Borrower's obligations hereunder, Borrower grants Sand Hill a security interest in the property described in Exhibit A attached hereto (the "Collateral"). Borrower shall take such actions
---------
as Sand Hill requests from time to time to perfect or continue the security interest granted hereunder. Borrower shall not dispose of or encumber all or any substantial part of the Collateral without Sand Hill's prior written consent, other than inventory in the ordinary course of business.


     3.   Representations and Warranties.  Borrower represents to Sand Hill as
          ------------------------------
follows: (a) Except for Borrower's failure to comply with the leverage covenant contained in Section V.9(b) of that certain letter agreement dated as of June 16, 1997, as amended by that certain letter agreement dated March 1, 1998, each between borrower and Wells Fargo Bank (the "Wells Agreement"), and for any default arising thereunder by virtue of restrictions contained in such agreement on the security interest to be granted in the Collateral to Sand Hill, Borrower is not in default under any agreement under which Borrower owes any money, or any agreement, the violation or termination of which could have a material adverse effect on Borrower, (b) Borrower has taken all action necessary to authorize the execution, delivery and performance of this Agreement; (c) except for purchase money security interests on particular items of equipment and inventory and for a blanket lien under the Wells Agreement, there are no liens, security interests or other encumbrances on the Collateral; (d) the execution and performance of this Agreement do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound, other than the Wells Agreement; (e) the
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information provided to Sand Hill on or prior to the date of this Agreement is true and correct in all material respects; (f) all financial statements and information provided to Sand Hill fairly present Borrower's financial condition, and there has not been a material adverse change in the financial or other condition of Borrower since the date of the most recent of the financial statements submitted to Sand Hill; (g) Borrower is in compliance with all laws and orders applicable to it; (h) except as otherwise noted above, the Wells Agreement is in full force and effect in the form attached hereto, there are no defaults under the Wells Agreement, and $6,398,205.86 is outstanding under the Wells Agreement as of June 24, 1998; and (i) no representation or other statement made by Borrower to Sand Hill contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Sand Hill not misleading.

     4.   Covenants. (a) Borrower will provide Sand Hill: monthly company-
          ---------
prepared financial statements within 30 days after the end of each month; and such other financial reports and other information as Sand Hill may reasonably request from time to time.


          (b) Borrower will maintain insurance on the Collateral that includes a lender's loss payable endorsement in favor of Sand Hill as an additional loss payee. Borrower will maintain insurance in a form acceptable to Sand Hill relating to the Collateral and Borrower's business in amounts and of a type that are customary to businesses similar to Borrower's.

          (c) Borrower will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a material adverse effect on Borrower's business. Borrower will comply with all laws and orders, the violation of which could have a material adverse effect on Borrower's business.

          (d) Borrower will not incur additional indebtedness for borrowed money, or make any investments (unless Sand Hill has a second priority security interest in the assets acquired or investments made), or make any distributions on account of any equity interest held in Borrower, or redeem any equity interest in Borrower, or repay any subordinated debt, without Sand Hill's prior written consent. Except for the security interests in favor of Wells Fargo Bank (including any financial institution or lender that refinances the credit facility related to the Wells Agreement) and Colorado Business Leasing Incorporated, Borrower will cause all security interests granted in its personal property to be terminated within forty-five (45) days of the date of this Agreement.


     5.   Fees and Expenses. Borrower shall pay Sand Hill the Facility Fee
          -----------------
specified on the cover page hereof on the date of this Agreement, and shall reimburse Sand Hill for all costs and expenses, including reasonable attorneys fees incurred in the preparation of this Agreement and the other documents executed in connection with this Agreement. Borrower shall also deliver a warrant to purchase stock to Sand Hill in a form acceptable to Sand Hill. Borrower shall indemnify Sand Hill for any losses or claims incurred in connection with this Agreement or the transactions contemplated hereby. Borrower shall pay all costs that Sand Hill incurs in enforcing this Agreement or exercising any rights with respect to the Collateral, including without limitation reasonable attorneys fees and expenses.


     6.   Events of Default; Remedies. Borrower's failure (i) to pay all or any
          ---------------------------
part of the principal or interest hereunder on the date due and payable, (ii) to comply with any agreement or covenant set forth in this Agreement, (iii) to comply with the terms of the Wells Agreement or any material contract to which Borrower is a party or any agreement pursuant to which Borrower has incurred indebtedness, or (iv) to comply with any law to which Borrower is subject which noncompliance has a material adverse effect on the Borrower, or the occurrence of a material adverse change in the financial or other condition of Borrower, or the exercise by Wells Fargo Bank of any remedies available under the Wells Agreement, including without limitation the institution of any foreclosure proceedings involving any Collateral, shall constitute a default under this Agreement. Upon the occurrence of a default under (i) above, or under (ii) through (iv) above and Borrower's failure to cure any default that is capable of being cured within ten (10) days after written notice from Sand Hill, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Sand Hill, be immediately due and payable, and Sand Hill may exercise all of the rights of a secured party under the California Uniform Commercial Code. Sand Hill shall have a right to dispose of the Collateral in any commercially reasonable manner, and shall have a royalty-free license to use any name, trademark, advertising matter or any property of a similar nature to complete production of, advertisement for, and disposition of any Collateral. Sand Hill shall have a license to enter into, occupy and use Borrower's premises and the Collateral without charge to exercise any of Sand Hill's rights or remedies under this Agreement.

     7.   Waivers; Indemnity. Borrower waives presentment and demand for
          ------------------
payment, notice of dishonor, protest and notice of protest of this Agreement, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. Borrower shall indemnify and hold Sand Hill harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Agreement or the transactions contemplated hereby.

     8.   Miscellaneous.  This Agreement cannot be amended orally.  All prior
          -------------
agreements are superseded by this Agreement. Borrower may not assign any obligation hereunder without Sand Hill's consent. Sand Hill may assign or grant a participation of other interest in this Agreement without Borrower's consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.


     9.   JURY WAIVER. SAND HILL AND BORROWER EACH WAIVES ANY RIGHTS TO A JURY
          -----------
TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.


                              EDUCATIONAL INDUSTRIAL SALES
                              INCORPORATED


                              By: /s/ DONALD ESTERS
                                 --------------------------------

                              Title: Chairman
                                    -----------------------------


                              SAND HILL CAPITAL, LLC


                              By: /s/ DANIEL W. CORRY
                                 --------------------------------

                              Title:
                                    -----------------------------

                                   EXHIBIT A
                                   ---------

          The Collateral shall consist of all right, title and interest of Borrower in and to the following:


          (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

          (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing:

          (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

          (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

          (e) All documents, cash, deposit accounts, securities, investment property, securities accounts, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's books relating to the foregoing;

          (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

          (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.